UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2007

BPI Energy Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32695	75-3183021

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30775 Bainbridge Road, Suite 280, Solon, Ohio	44139

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 248-4200
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 29, 2007, BPI Energy Holdings, Inc. and its wholly owned subsidiary, BPI Energy, Inc. (“BPI Energy”), entered into an amendment to BPI Energy’s Advancing Term Credit Agreement (the “Credit Agreement”), originally entered into as of July 27, 2007, with GasRock Capital LLC (“GasRock”).
The amendment extends the date until which BPI Energy may request loans under the Credit Agreement, and the date upon which all amounts outstanding under the Credit Agreement will be due and payable, from July 25, 2008 to January 30, 2009. The date to which GasRock may, at its option, extend the Credit Agreement has been extended from July 29, 2011 to January 30, 2013.
The amendment also increases the initial commitment under the Credit Agreement from $10.2 million to $10.7 million. BPI Energy received a loan of $9.1 million from this initial commitment on July 27, 2007.
A copy of the amendment has been filed as an exhibit hereto and is hereby incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	First Amendment to Advancing Term Credit Agreement, dated as of November 29, 2007, by and among BPI Energy, Inc., as Borrower, BPI Energy Holdings, Inc., as Guarantor, and GasRock Capital LLC, as Lender.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPI Energy Holdings, Inc.
By:	/s/ James G. Azlein
James G. Azlein
Chief Executive Officer and President

Date: November 4, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Advancing Term Credit Agreement, dated as of November 29, 2007, by and among BPI Energy, Inc., as Borrower, BPI Energy Holdings, Inc., as Guarantor, and GasRock Capital LLC, as Lender.